UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

MOMENTIVE SPECIALTY CHEMICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71 Commission File Number	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, the following directors resigned as members of the Board of Directors of Momentive Specialty Chemicals Inc. (the “Company”): Scott M. Kleinman, Geoffrey A. Manna, David B. Sambur and Robert V. Seminara.

On October 27, 2014, Robert Kalsow-Ramos and Geoffrey A. Manna were appointed as managers of Momentive Performance Materials Holdings LLC, the indirect parent of the Company (“Holdings”). As a result, Holdings’ Board of Managers, which has been entrusted with the supervision of our management and the course of the Company’s affairs and business operations, consists of the following members: William H. Carter, William H. Joyce, Robert Kalsow-Ramos, Scott M. Kleinman, Geoffrey A. Manna, Craig O. Morrison, Jonathan Rich, David B. Sambur and Marvin O. Schlanger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date: October 31, 2014	By:	/s/ William H. Carter
William H. Carter Executive Vice President and Chief Financial Officer